Exhibit 99

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Reports Record 2004 First Quarter Results and Increases Guidance

•	First quarter revenues increased 37 percent to $202.8 million

•	Operating income increased 53 percent for the quarter to $19.4 million

•	Diluted EPS increased 59 percent for the quarter to $0.35

•	Organic growth of 24 percent in first quarter revenues

•	Management increases guidance for 2004

FAIRFAX, Virginia, April 28, 2004 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community, the Department of Defense and other federal government customers, today announced record results for the first quarter of 2004.

ManTech reported revenue of $202.8 million for the first quarter of 2004, up $54.7 million, or 37 percent, compared to $148.1 million for the same period in 2003. The results reflect an organic growth rate of 24 percent from the comparable period in 2003 due to a surge in our defense systems support related to activities in Iraq, Europe and the United States, and increased spending for national and homeland security. Also increasing the revenues in the most recent quarter was $3.6 million related to certain operations of ACS Defense acquired during the quarter.

Operating income in the first quarter was $19.4 million, an increase of 53 percent over the comparable period in 2003. The operating margin for the quarter expanded to 9.5 percent compared with 8.6 percent for the same period in 2003. The margin expansion in the quarter was primarily attributable to operating leverage from the surge in defense business and to a $1 million profit pickup due to improvements on a fixed-price contract. Fully diluted EPS were $0.35 for the first quarter of 2004, up 59 percent from $0.22 in the same quarter of 2003.

“We are pleased to report record-setting quarterly revenues, profits and earnings,” said George J. Pedersen, ManTech International Chairman of the Board, CEO and President.” We are now reaping the benefits of the strategy we implemented several years ago to pursue the high-end intelligence and defense market. Our results reflect synergies from our prior acquisitions as well as our strong internal growth results. Based on our strong financial performance, favorable market conditions, and the completion of the integration of our latest acquisition – we are looking forward to continued success and strong performance for the remainder of 2004.”

Key Performance Metrics

Reported total backlog as of March 31, 2004, was $1.4 billion and funded backlog as of March 31, 2004, was $352 million. ManTech derived approximately 87 percent of its revenue during the first quarter of 2004 from prime contracts, and over 43 percent of its revenue from work under GSA schedule contracts. Revenue from the Department of Defense and the Intelligence Community accounted for over 93 percent of revenue for the first quarter of 2004. ManTech’s time and materials contracts accounted for 55 percent of revenue, fixed-price contracts accounted for 15 percent of revenue and cost-plus contracts accounted for 30 percent of revenue.

Business Highlights

•	Award of three contracts totaling $62.1 million from the Department of Homeland Security for program management and strategic planning—$11.5 million; information technology and infrastructure support —$21.6 million; and personnel security investigation services—$29 million.

•	Receipt of two U.S. Army contracts in the Command, Control, Communications, Computers and Intelligence area totaling $31.2 million.

•	Award of a multi-company, five-year, indefinite-delivery, indefinite-quantity (IDIQ) contract to provide program management and technical support to the U.S. Naval Air Systems Command. The contract has a potential value to all participants of $460 million.

•	Announcement of a $22.5 million contract from the National Security Agency to provide engineering and maintenance support for computer and communications equipment.

•	Award of a $12.9 million, Shipboard Advanced Radar Target Identification Systems (SARTIS) contract from the Naval Air Warfare Center Aircraft Division.

•	Selected for the Seaport Enhanced, 15-year, IDIQ, multiple-award contract to provide engineering/technical and program management support services to the Naval Sea Systems Command. The contract has a total potential value to all participants of $19.5 billion.

•	In February, ManTech acquired operations from Affiliated Computer Services, Inc., that support the U.S. Air Force Electronic Systems Center’s Information Technology Services Program.

“Our contract awards this past quarter from the Department of Defense and Intelligence Community are a testament to our continued strong performance for these customers,” said Pedersen. “These recent wins, coupled with the contract awards we received in late 2003 from the Department of Homeland Security and the Justice Department, push us further toward our goal of becoming one of the few companies with the capability to help integrate critical information from the Intelligence Community, the Department of Defense, Department of State, Department of Justice, and the Department of Homeland Security.”

Company Guidance for 2004 Increased Due to Expanded Business

With the record results for the quarter, the recent acquisition of ACS, and the strategic and financial position of the company today, the company has expanded guidance for 2004. For the second quarter of 2004, revenue guidance is increased to the range of $204 million to $208 million, with diluted EPS in the range of $0.32 to $0.34 per share. For the full-year 2004, guidance for revenues is increased to the range of $840 million to $855 million, with diluted EPS in the range of $1.38 to $1.42, without further acquisitions. This assumes diluted shares of 32.5 million for the second quarter and 32.6 million for the full year 2004

	Second Quarter 2004	Full Year 2004
Revenue	$204 million – $208 million	$840 million – $855 million

Diluted Earnings Per Share	$0.32 – $0.34	$1.38 – $1.42
Weighted Average Common Shares Outstanding	32.5 million	32.6 million

Conference Call:

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss first quarter 2004 and full year 2004 results and answer questions. Interested parties may access the call by dialing (800) 759-3578 (domestic) or (706) 679-7301 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, May 14. To access the replay, call (800) 642-1687 (domestic) or (706) 645-9291 (international). The confirmation code for the replay is 6737440. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community, the Department of Defense and other U.S. federal government customers. The company’s expertise includes software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. With annual revenues in excess of $700 million and more than 5,000 highly qualified employees, the company operates in the United States and over 30 countries worldwide. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; failure to experience favorable results from acquisition synergies; and material changes in laws or regulations applicable to the company’s businesses. These and other risk factors are more fully discussed in the section entitled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Amounts)

	Three months ended March 31,
	2004	2003
	(unaudited)	(unaudited)

REVENUES	$202,769	$148,123
COST OF SERVICES	163,574	119,782

GROSS PROFIT	39,195	28,341

COSTS AND EXPENSES:
General and administrative	18,536	14,739
Depreciation and amortization	1,298	935

Total costs and expenses	19,834	15,674

INCOME FROM OPERATIONS	19,361	12,667
Interest expense	542	334
Other expense (income)	(302)	622

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	19,121	11,711
Provision for income taxes	(7,779)	(4,748)
Minority interest	(2)	(1)

NET INCOME	$11,340	$6,962

BASIC EARNINGS PER SHARE	$0.35	$0.22

Weighted average common shares outstanding	32,129,949	31,915,814

DILUTED EARNINGS PER SHARE	$0.35	$0.22

Weighted average common shares outstanding	32,358,250	31,935,340

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	March 31, 2004	December 31, 2003
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,547	$9,166
Cash In escrow	830	829
Receivables—net	212,959	204,539
Prepaid expenses and other	17,457	17,527
Assets held for sale	1,326	1,332

Total current assets	237,119	233,393
Property and equipment—net	10,887	10,920
Goodwill	151,047	149,548
Other intangibles	21,534	15,741
Investments	5,983	5,560
Employee supplemental savings plan assets	11,496	10,594
Other assets	10,823	10,378

TOTAL ASSETS	$448,889	$436,134

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$78	$77
Accounts payable and accrued expenses	40,384	45,157
Accrued salaries and related expenses	26,344	30,548
Deferred income taxes	26,300	20,092
Billings in excess of revenue earned	5,880	4,514
Liabilities held for sale	1,128	1,164

Total current liabilities	100,114	101,552
Debt—net of current portion	25,500	25,184
Accrued retirement	12,833	11,914
Other long-term liabilities	5,660	5,178
Deferred income taxes	5,221	4,553
Minority interest	51	49

TOTAL LIABILITIES	149,379	148,430

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A	171	170
Common stock, Class B	151	151
Additional paid in capital	212,859	212,564
Retained earnings	87,342	76,003
Accumulated other comprehensive loss	(1,013)	(1,184)
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	299,510	287,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$448,889	$436,134

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Three months ended March 31,
	2004	2003
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,340	$6,962
Adjustments to reconcile net income to net cash used in operating activities:
Equity in (earnings) losses of affiliates	(115)	874
Increase (Decrease) in deferred income taxes	6,900	(570)
Minority interest in income of consolidated subsidiaries	1	1
Loss on disposals of property and equipment	4	—
Depreciation and amortization	1,710	1,412
Change in assets and liabilities—net of effects from acquired and discontinued businesses:
(Increase) in contract receivables	(8,412)	(9,627)
(Increase) in prepaid expenses and other	(1,279)	(2,278)
(Decrease) in accounts payable and accrued expenses	(6,253)	(3,019)
(Decrease) Increase in accrued salaries and related expenses	(4,165)	3,079
Increase in billings in excess of revenue earned	1,362	1,582
Increase in deferred rent	49	9
Increase in accrued retirement	919	121

Net cash provided by (used in) operating activities of continuing operations	2,061	(1,454)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(793)	(879)
Proceeds from sales of property and equipment	1	—
Investment in capitalized software products	(111)	(504)
Acquisition of Business	(6,509)	(66,691)

Net cash used in investing activities of continuing operations	(7,412)	(68,074)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of not-to-compete financings	—	(1,000)
Proceeds from exercise of stock options	256
Net increase in borrowings under lines of credit	501	—

Net cash provided by (used in) financing activities of continuing operations	757	(1,000)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	4	33

NET CASH (USED IN) PROVIDED BY DISCONTINUED OPERATIONS	(29)	2,050

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,619)	(68,445)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,166	81,096

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,547	$12,651

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